EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	Garolim Tidal Power Plant Co., Ltd.	KOREA
12.	KEPCO International HongKong Ltd.	HONG KONG
13.	KEPCO International Philippines Inc.	PHILIPPINES
14.	KEPCO Gansu International Ltd.	HONG KONG
15.	KEPCO Philippines Holdings Inc.	PHILIPPINES
16.	KEPCO Philippines Corporation	PHILIPPINES
17.	KEPCO Ilijan Corporation	PHILIPPINES
18.	KEPCO Lebanon SARL	LEBANON
19.	KEPCO Neimenggu International Ltd.	HONG KONG
20.	KEPCO Shanxi International Ltd.	HONG KONG
21.	KOMIPO Global Pte Ltd.	SINGAPORE
22.	KEPCO Netherlands B.V.	NETHERLANDS
23.	KOREA Imouraren Uranium Investment Corp.	FRANCE
24.	KEPCO Australia Pty., Ltd.	AUSTRALIA
25.	KOSEP Australia Pty., Ltd.	AUSTRALIA
26.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
27.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
28.	KOSPO Australia Pty., Ltd.	AUSTRALIA
29.	KEPCO Middle East Holding Company	BAHRAIN
30.	Qatrana Electric Power Company	JORDAN
31.	KHNP Canada Energy, Ltd.	CANADA
32.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
33.	Korea Waterbury Uranium Limited Partnership	CANADA
34.	Korea Electric Power Nigeria Ltd.	NIGERIA
35.	KEPCO Holdings de Mexico	MEXICO
36.	KST Electric Power Company	MEXICO
37.	KEPCO Energy Service Company	MEXICO
38.	KEPCO Netherlands S3 B.V.	NETHERLANDS
39.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
40.	PT. Cirebon Power Service	INDONESIA
41.	KOWEPO International Corporation	PHILIPPINES
42.	KOSPO Jordan LLC	JORDAN
43.	EWP Philippines Corporation	PHILIPPINES
44.	EWP America Inc.	USA
45.	EWP Renewable Corporation	USA
46.	DG Fairhaven Power, LLC	USA
47.	DG Whitefield, LLC	USA
48.	Springfield Power, LLC	USA
49.	KNF Canada Energy Limited	CANADA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	EWP Barbados 1 SRL	BARBADOS
51.	California Power Holdings, LLC	USA
52.	Gyeonggi Green Energy Co., Ltd.	KOREA
53.	PT. Tanggamus Electric Power	INDONESIA
54.	Gyeongju Wind Power Co., Ltd.	KOREA
55.	KOMIPO America Inc.	USA
56.	EWPRC Biomass Holdings, LLC	USA
57.	KOSEP USA, INC.	USA
58.	PT. EWP Indonesia	INDONESIA
59.	KEPCO Netherlands J3 B.V.	NETHERLANDS
60.	Korea Offshore Wind Power Co., Ltd.	KOREA
61.	Global One Pioneer B.V.	NETHERLANDS
62.	Global Energy Pioneer B.V.	NETHERLANDS
63.	Mira Power Limited	PAKISTAN
64.	KOSEP Material Co., Ltd.	KOREA
65.	Commerce and Industry Energy Co., Ltd.	KOREA
66.	KEPCO Singapore Holdings Pte., Ltd.	SINGAPORE
67.	KEPCO KPS Philippines Corp.	PHILIPPINES
68.	KOSPO Chile SpA	CHILE
69.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
70.	HeeMang Sunlight Power Co., Ltd.	KOREA
71.	Fujeij Wind Power Company	JORDAN
72.	KOSPO Youngnam Power Co., Ltd.	KOREA
73.	HI Carbon Professional Private Special Asset Investment Trust 1	KOREA
74.	Chitose Solar Power Plant LLC	JAPAN
75.	KEPCO Energy Solution Co. Ltd.	KOREA
76.	Solar School Plant Co., Ltd.	KOREA
77.	KOSPO Power Services Limitada	CHILE
78.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
79.	KOEN Bylong Pty., Ltd.	AUSTRALIA
80.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
81.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
82.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
83.	EWP Bylong Pty., Ltd.	AUSTRALIA
84.	KOWEPO Lao International	LAOS
85.	KEPCO US Inc.	USA
86.	KEPCO Alamosa LLC	USA
87.	KEPCO Solar of Alamosa, LLC (formerly, Cogentrix of Alamosa, LLC)	USA
88.	KEPCO-LG CNS Mangilao Holdings LLC	USA
89.	Mangilao Investment LLC	USA
90.	KEPCO-LG CNS Mangilao Solar, LLC	USA
91.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
92.	PT. Siborpa Eco Power	INDONESIA
93.	BSK E-New Industry Fund VII	KOREA
94.	e-New Industry LB Fund 1	KOREA
95.	Songhyun e-New Industry Fund	KOREA
96.	PT. Korea Energy Indonesia	INDONESIA
97.	KOLAT SpA	CHILE
98.	KEPCO California, LLC	USA
99.	KEPCO Mojave Holdings, LLC	USA
100.	Incheon Fuel Cell Co., Ltd	KOREA
101.	KOEN Service Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
102.	KOMIPO Service Co., Ltd.	KOREA
103.	KOWEPO Service Co., Ltd.	KOREA
104.	KOSPO Service Co., Ltd.	KOREA
105.	EWP Service Co., Ltd.	KOREA
106.	PT. KOMIPO Energy Indonesia	INDONESIA

All of the foregoing entities do business under their respective names set forth above.